Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of TURBOCHEF TECHNOLOGIES, INC. (the “Company”) for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James K. Price as Chief Executive Officer of the Company, and James A. Cochran, as Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2006	By:	/s/ JAMES K. PRICE

James K. Price Chief Executive Officer

Date: November 8, 2006	By:	/s/ JAMES A. COCHRAN

James A. Cochran Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

See also the certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, which are included as exhibits to this report.